Exhibit 99.1

ContextLogic to Acquire US Salt from Emerald Lake in $907.5 Million Transaction, Creating New Business Ownership Platform in Partnership with Abrams Capital and BC Partners Credit

•	Marks the first step in building ContextLogic into a differentiated business ownership platform.
•	ContextLogic will be focused on owning niche, competitively-advantaged, long-duration businesses run by world-class management teams.
•	US Salt, the first such acquisition, is a 132-year old business producing high-purity evaporated salt products for recession-resilient end markets. Led by a management team with 25+ year record of value creation, US Salt has consistently delivered strong revenue growth, robust margins, and high cash flow generation.
•	ContextLogic shareholders will have the opportunity to commit additional capital in the transaction via a rights offering, which has been fully backstopped by Abrams Capital and BC Partners at $8 per share.

Oakland, California – December 8, 2025 – ContextLogic Holdings Inc., (OTCQB: LOGC),

(“ContextLogic” or the “Company”) today announced that it has agreed to acquire US Salt Parent Holdings, LLC and its subsidiaries (“US Salt”), a fully integrated producer of high-purity evaporated salt products, from private equity funds managed by Emerald Lake Capital Management (“Emerald Lake”), in a transaction valuing US Salt at an enterprise value of $907.5 million (the “Transaction”). Emerald Lake had acquired US Salt as a corporate carve-out from Kissner in 2021. As part of this Transaction, investment funds advised by Abrams Capital will roll over substantially all of their equity investment in US Salt and collectively become the largest shareholder of ContextLogic.

The acquisition of US Salt marks a major step in ContextLogic’s transformation. The Company went public in 2020 at a $14 billion valuation, saw its value subsequently collapse, and ultimately sold its former e-commerce assets in 2024 for approximately $170 million. Earlier this year, a fund advised by BC Partners Credit made an investment and strategic commitment of $150 million in the Company’s controlled subsidiary, ContextLogic Holdings, LLC, to capitalize on the substantial embedded value within ContextLogic, including its approximately $2.9 billion of net operating losses and other tax attributes.

This Transaction represents the foundational step in ContextLogic’s transformation into a business ownership platform designed from first principles around a true ownership mindset—run for owners, by owners. ContextLogic’s goal is to own a collection of niche, competitively advantaged, long-duration businesses led by world-class management teams, with each business operating with meaningful autonomy. Incentives are deliberately hardwired to align management teams with shareholders, and governance is designed to create direct accountability between operators and owners.

For 132 years, US Salt has been operating continuously from its base in Watkins Glen, New York— one of only a few U.S. producers capable of manufacturing high-purity food and pharmaceutical- grade salt. The company serves essential, recession-resilient end markets such as grocery retail, food processing, pharmaceuticals, and water treatment. With high barriers to entry and industry-wide supply virtually unchanged for 25 years, US Salt has maintained a durable and inflation-protected growth formula. US Salt’s talented management team is expected to continue leading the business and, in particular, CEO David Sugarman has entered into a multi-year incentive agreement that is structured to reward long-term value creation for shareholders.

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“We are very excited to partner with David Sugarman and US Salt to drive value for all shareholders of ContextLogic through its defined growth strategy,” said Ted Goldthorpe, Head of BC Partners Credit and current Chair of ContextLogic’s Board of Directors. “US Salt’s outstanding management team, resilient business model, consistent track record of growth, and runway for future expansion—including M&A—distinguished it as an exceptional company. We are particularly pleased to work alongside Abrams Capital, whose continued and increasing investment in US Salt reinforces confidence in the long-term growth potential of the Company.” Mr. Goldthorpe is expected to remain on the Board and chair a newly-formed ContextLogic Investment Committee.

“US Salt is a best-in-class business led by a best-in-class management team, and we’re excited to double down on the company through our rollover into ContextLogic,” said Raja Bobbili, Managing Director at Abrams Capital and incoming Chairman of the ContextLogic Board of Directors. “We look forward to partnering with BC to help shape ContextLogic into a unique public company grounded in an ownership mindset—long-term focus, alignment, and accountability.”

“Since our corporate carve-out of US Salt from Kissner in 2021, we’ve worked closely with David Sugarman and the team to transition the business to an independent platform and to invest in modernizing assets, adding capacity, improving efficiencies, and introducing new product lines. We are extremely proud of what’s been built and are grateful to the entire US Salt team for their partnership. We believe ContextLogic is well-positioned to support US Salt’s future growth and will be a great long-term home for the business.” said Russ Hammond, Partner, Emerald Lake Capital Management.

Transaction Details

The Transaction will be financed with (1) approximately $292 million of cash consideration from the Company, which includes an aggregate of $150 million from a fund advised by BC Partners Credit fully funding its March 2025 investment in the Company, (2) committed debt financing, comprising a $215 million term loan and a $25 million revolving capital facility led by Blackstone Credit & Insurance, and (3) expected proceeds of approximately $115 million from additional equity investment from the Company’s forthcoming registered rights offering of common stock to Company stockholders (the “Rights Offering”), fully backstopped by Abrams Capital and BC Partners Credit. As part of this Transaction, investment funds advised by Abrams Capital will roll over an equity stake in US Salt valued at approximately $315 million, in addition to committing to increase their investment if needed as a backstop to the Rights Offering.

Upon closing, existing ContextLogic shareholders will continue to hold approximately 60% of the equity in ContextLogic. On an aggregate basis between ContextLogic and its subsidiary ContextLogic Holdings, LLC, ContextLogic’s existing shareholders, investment funds advised by Abrams Capital, a fund advised by BC Partners, and other rolling shareholders and management will own approximately 38%, 39%, 21%, and 2% respectively. The transaction is expected to close in the first half of 2026 subject to customary approvals and closing conditions. The Company intends to pursue a listing on a national securities exchange following the closing of the Transaction.

ContextLogic Board of Directors and Management

To reflect its evolution into a business ownership platform governed by owners, ContextLogic has transformed its management and board structure.

•	Upon closing, David Abrams and Raja Bobbili of Abrams Capital are expected to join the Board of ContextLogic, with Mr. Bobbili succeeding Ted Goldthorpe as Chairman. Mr. Goldthorpe will remain on the Board of Directors and serve as Chairman of the newly- formed Investment Committee of ContextLogic.

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•	Mark Ward, Director at BC Partners, has been appointed President, effective immediately, and has stepped down from his membership on each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

•	Michael Farlekas has been appointed to the Audit Committee.

•	Rishi Bajaj has chosen to step down as CEO to return to running Altai Capital, his independent investment platform. He has also stepped down from the Company’s Board of Directors.

“I, and my colleagues at BC Partners, have enjoyed working with Rishi Bajaj over the past year as we pursued ContextLogic’s acquisition strategy together,” said Ted Goldthorpe, Head of BC Partners Credit and current Chair of ContextLogic’s Board of Directors. “We look forward to partnering with him again in the future.”

“Since my appointment as CEO in April 2024, it has been my immense privilege to lead ContextLogic’s restructuring and transformation,” said departing CEO Rishi Bajaj. “I would like to thank the incredibly hardworking employees of ContextLogic, as well as all our shareholders and partners who have supported us, as we conclude the first part of this journey. I am excited to remain an equityholder of ContextLogic for many years to come as Abrams Capital and BC Partners continue to build and grow the Company through future acquisitions of world class businesses.”

“The Board of Directors thanks Mr. Bajaj and his team, including CFO Michael Scarola and VP of Acquisitions Janak Goyani, for their service to the Company and wishes them the best,” said independent director Michael Farlekas.

In addition, the Company will establish two new committees of the Board of Directors, aiming to provide an ownership mindset to governance and capital allocations:

•	Investment Committee: Ted Goldthorpe (Chair), Raja Bobbili, David Abrams and Mark Ward.
o	Primary responsibility over capital allocation decisions.

•	US Salt Business Oversight Committee: Raja Bobbili (Chair) and Mark Ward
o	Direct oversight over US Salt.

As part of the go-forward management, no Abrams Capital or BC Partners representative will receive compensation from the Company as a director or officer.

Investor Call Details

ContextLogic will host a conference call to discuss the announcement on Monday, December 8, 2025, at 9:00 a.m. ET. Information about the announcement, including a link to the live webcast and replay will be made available on the Company’s investor relations website at https://ir.contextlogic.com. The live conference call may be accessed by registering using this online form.

Advisors

Rothschild & Co acted as exclusive financial advisor to the Company. McDermott, Will & Schulte LLP acted as legal advisor to the Company. Abrams Capital was advised by Ropes & Gray LLP. BC Partners was advised by Proskauer Rose LLP. US Salt and Emerald Lake Capital Management were advised by Kirkland & Ellis LLP.

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About ContextLogic

ContextLogic is a publicly-traded business ownership platform established to own a collection of niche, competitively advantaged, long-duration businesses. Each business operates with meaningful autonomy under world-class management teams whose incentives are tightly aligned with those of its shareholders, supported by a governance structure that creates direct accountability between operators and owners. For more information about ContextLogic, please visit ir.contextlogic.com.

About Abrams Capital

Abrams Capital is a Boston-based investment firm founded in 1999 by David Abrams. The firm’s investment strategy is opportunistic and made with a long-term time horizon. Abrams Capital and its affiliates have invested across a wide spectrum of asset types, investment strategies, market sectors, market cycles and industries. For further information, visit www.abramscapital.com/about.

About BC Partners and BC Partners Credit

BC Partners is a leading international investment firm in private equity, private debt, and real estate strategies. BC Partners Credit was launched in February 2017, with a focus on identifying attractive credit opportunities in any market environment, often in complex market segments. The platform leverages the broader firm’s deep industry and operating resources to provide flexible financing solutions to middle-market companies across Business Services, Industrials, Healthcare and other select sectors. For further information, visit www.bcpartners.com/credit-strategy.

About Emerald Lake Capital Management

Emerald Lake is a middle market private equity firm investing in capital-efficient businesses with sustainable competitive advantages and strong growth prospects in the industrials and services sectors. Emerald Lake seeks to accelerate company growth and unlock potential through supportive, trusting partnerships with management teams and a proven-value creation strategy. Founded in 2018, the firm manages approximately $1.9 billion of equity capital and has made ten platform investments to date. For more information, visit www.elcm.com.

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Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, information concerning the acquisition of US Salt, the strategic alternatives considered by ContextLogic’s board of directors, including the decisions taken thereto and alternatives for the use of its cash or cash equivalents, possible or assumed future results of operations and expenses, management strategies and plans, competitive position, business environment, potential growth strategies and opportunities and ContextLogic’s continued listing on the OTC Markets. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, statements regarding the Transaction, the ability of the parties to consummate the Transaction in a timely manner or at all, the Purchase Agreement, the satisfaction or waiver of the conditions to closing the Transaction, the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Purchase Agreement for the Transaction, the contemplated Rights Offering, the strategic alternatives considered by the Company’s board of directors, including the decisions taken thereto; future financial performance; future liquidity and operating expenditures; financial condition and results of operations; competitive changes in the marketplace and other characterizations of future events or circumstances. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 to the Annual Report on Form 10K/A, the Quarterly Report on Form 10-Q for the period ended March 31, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this Current Report on Form 8-K speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and except as otherwise required by federal securities law, does not currently intend to, update any such forward-looking statements after the date of this report.

Investor Relations:

Lucy Simon, CLHI

ir@contextlogic.com

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